CHARLES BACLET
AND
ASSOCIATES, INC.

CBA is an affiliate of National Registered Agents, Inc.

DOCUMENT RETRIEVAL REPORT

REPORT DATE: APRIL 17, 2007
JOB NUMBER: 76912
CLIENT REF. #: N/A

SUBJECT NAME: PROMOTIONS ON WHEELS HOLDINGS, INC.

JURISDICTION: SECRETARY OF STATE, NEVADA

COPY INFORMATION

Type of Information Retrieved:	**Date**	**Number / Status**
CERTIFIED CHARTER DOCUMENTS	4/17/2008	1 FILING

PLEASE SEE ATTACHED CERTIFIED COPY

2030 Main Street, Suite 1030 · Irvine, California 92614 · Phone: (949) 955-9585 · (800) 562-6439 · Fax (800) 562-650
Internet Address: cbainfo@cbaclet.com

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 17, 2008

Job Number: C20080416-2560
Reference Number: 00001822179-70
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060426132-56	Articles of Incorporation	4 Pages/1 Copies



Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	
Dean Heller Secretary of State State of Nevada	Document Number 20060426132-56 Filing Date and Time 07/03/2006 2:20 PM Entity Number E0495742006-5

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Promotions on Wheels Holdings, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	EDGAR First, Inc. Name 5440 West Sahara Avenue, Suite 202 — Street Address; Las Vegas — City; Nevada 89146 — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Barry Van Wie Name 5440 West Sahara Avenue, Suite 202 — Street Address; Las Vegas — City; NV — State; 89146 — Zip Code 2. Brian Blaszczak Name 5440 West Sahara Avenue, Suite 202 — Street Address; Las Vegas — City; NV — State; 89146 — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any and All Legal Purposes
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Brian Blaszczak — Name; Signature 5440 West Sahara Avenue, Suite 202 — Address; Las Vegas — City; NV — State; 89149 — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — July 3, 2006 — Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF

Promotions on Wheels Holdings, Inc.

1. Name of Company:

Promotions on Wheels Holdings, Inc.

2. Resident Agent:

The resident agent of the Company is: EDGAR First, Inc.
5440 West Sahara Avenue, Suite 202
Las Vegas, Nevada 89146

3. Board of Directors:

The Company shall initially have two director (2) who shall be **Barry Van Wie and Brian Blaszczak** whose address is 5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146. This individual shall serve as director until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4. Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 70,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5. Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6. Directors' and Officers' Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7. Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8. Amendments

Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9. Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and caused to be executed mortgages and liens, with or without limitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WHEREOF, I hereunder set my hand on July 3, 2006, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name: **Brian Blaszczak**
Address: 5440 West Sahara Avenue, Suite 202
Las Vegas, Nevada 89146

Signature: [signature]

Certificate of Acceptance of Appointment as Resident Agent: I, Ted D. Campbell II, do hereby state that on Monday, July 03, 2006, I accepted the appointment as resident agent for the above- named business entity (Promotions on Wheels Holdings, Inc.).

Signature: [signature]
Ted D. Campbell II for Resident Agent